Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated October 29, 2012, on the financial statements of ML Capital Group, Inc. as of December 31, 2011, included herein on the registration statement of ML Capital Group, Inc. on Form S-1, Amendment No. 2 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

March 11, 2013